Exhibit 99.1

MODEL N ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2022 FINANCIAL RESULTS

Total Q4 and Fiscal Year Revenue Grew 13% Year-over-Year
Net Cash Provided by Operating Activities for the Fiscal Year Grew 29% Year-over-Year
SaaS ARR Grew 31% Year-over-Year

SAN MATEO, Calif. – November 8, 2022 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the fourth quarter and fiscal year 2022 ended September 30, 2022.

“We ended fiscal 2022 with a healthy contribution from all of our growth levers. During the fourth quarter, we signed multiple new logos and SaaS transitions, expanded with many existing customers, and we also enjoyed strong renewals across the board. Our results clearly illustrate the success of our strategic focus on the Life Sciences and High Tech verticals and the value our customers place on our mission-critical solutions. We are building a durable SaaS business for the long-term,” said Jason Blessing, president and chief executive officer of Model N. “I'm extremely pleased with our execution this past year and I'm excited about the year ahead.”

Fourth Quarter 2022 Financial Highlights
•Revenues: Total revenues were $58.2 million, an increase of 13% from the fourth quarter of fiscal year 2021. Subscription revenues were $42.9 million, an increase of 12% from the fourth quarter of fiscal year 2021.

•Gross Profit: Gross profit was $32.6 million, an increase of 13% from the fourth quarter of fiscal year 2021. Gross margin was 56% for the fourth quarter of fiscal year 2022 and 2021. Non-GAAP gross profit was $36.2 million, an increase of 14% from the fourth quarter of fiscal year 2021. Non-GAAP gross margin was 62% for the fourth quarter of fiscal year 2022 and 2021. Subscription gross margin was 64% for the fourth quarter of fiscal year 2022 compared to 65% for the fourth quarter of fiscal year 2021. Non-GAAP subscription gross margin was 70% for the fourth quarter of fiscal year 2022 and 2021.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $4.9 million compared to loss from operations of $2.4 million for the fourth quarter of fiscal year 2021. Non-GAAP income from operations was $8.0 million, an increase of 3% from the fourth quarter of fiscal year 2021.

•GAAP Net Loss: GAAP net loss was $8.1 million compared to a net loss of $6.1 million for the fourth quarter of fiscal year 2021. GAAP basic and diluted net loss per share attributable to common stockholders was $0.22 based upon weighted average shares outstanding of 37.2 million compared to net loss per share of $0.17 for the fourth quarter of fiscal year 2021 based upon weighted average shares outstanding of 35.9 million.

•Non-GAAP Net Income: Non-GAAP net income was $7.7 million, an increase of 16% from the fourth quarter of fiscal year 2021. Non-GAAP net income per diluted share was $0.20 based upon diluted weighted average shares outstanding of 37.5 million compared to non-GAAP net income per diluted share of $0.18 for the fourth quarter of fiscal year 2021 based upon diluted weighted average shares outstanding of 36.5 million.

•Adjusted EBITDA: Adjusted EBITDA was $8.2 million, an increase of 4% from the fourth quarter of fiscal year 2021. Adjusted EBITDA margin was 14% compared to 15% for the fourth quarter of fiscal year 2021.

•SaaS ARR and SaaS Net Dollar Retention: SaaS ARR reached $109.4 million, and growth accelerated to 31% year-over-year. Trailing 12-month SaaS net dollar retention increased to 129% from 123% in the prior quarter.

Fiscal Year 2022 Financial Highlights
•Revenues: Total revenues were $219.2 million, an increase of 13% from fiscal year 2021. Subscription revenues were $159.8 million, an increase of 12% from fiscal year 2021.

•Gross Profit: Gross profit was $122.0 million, an increase of 14% from fiscal year 2021. Gross margin was 56% compared to 55% for fiscal year 2021. Non-GAAP gross profit was $133.8 million, an increase of 14% from fiscal year 2021. Non-GAAP gross margins were 61% compared to 60% for fiscal year 2021. Subscription gross margin was

63% compared to 65% for fiscal year 2021. Non-GAAP subscription gross margin was 68% compared to 69% for fiscal year 2021.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $13.0 million compared to $14.4 million for fiscal year 2021. Non-GAAP income from operations was $31.1 million, an increase of 23% from fiscal year 2021.

•GAAP Net Loss: GAAP net loss was $28.6 million compared to $29.7 million for fiscal year 2021. GAAP basic and diluted net loss per share attributed to common stockholders was $0.78 based upon weighted average shares outstanding of 36.7 million compared to net loss per share of $0.84 for fiscal year 2021 based upon weighted average shares outstanding of 35.5 million.

•Non-GAAP Net Income: Non-GAAP net income was $26.6 million, an increase of 34% from fiscal year 2021. Non-GAAP net income per diluted share was $0.72 based upon diluted weighted average shares outstanding of 37.0 million compared to non-GAAP net income per diluted share of $0.54 for fiscal year 2021 based upon diluted weighted average shares outstanding of 36.5 million

•Adjusted EBITDA: Adjusted EBITDA was $32.1 million, an increase of 23% from fiscal year 2021.

•Cash and Cash Flows: Cash and cash equivalents as of September 30, 2022 totaled $193.5 million. Net cash provided by operating activities was $25.3 million for fiscal year 2022 compared with $19.6 million in fiscal year 2021. Free cash flow was $24.3 million for fiscal year 2022 compared with $18.5 million in fiscal year 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of November 8, 2022, we are providing guidance for the first quarter fiscal year 2023 ending December 31, 2022 and the full fiscal year ending September 30, 2023.

(in $ millions, except per share)	First Quarter Fiscal 2023	Full Year Fiscal 2023
Total revenues	57.0 - 58.0	241.0 - 244.0
Subscription revenues	42.5 - 43.0	178.0 -180.0
Non-GAAP income from operations	8.3 - 9.3	36.0 - 39.0
Non-GAAP net income per share	0.21 - 0.23	0.90 - 0.97
Adjusted EBITDA	8.5 - 9.5	37.0 - 40.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and fiscal year 2022 ended September 30, 2022. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally. A live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on November 22, 2022, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13725728.

About Model N

Model N is the leader in revenue optimization and compliance for pharmaceutical, medtech, and high-tech innovators. Our intelligent platform powers your digital transformation with integrated technology, data, analytics, and expert services that deliver deep insight and control.

Our integrated cloud solution is proven to automate pricing, incentive, and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high-tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom, and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal 2023 financial results, Model N’s profitability, future planned enhancements to our products and benefits from our products, and expected benefits from our acquisition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; and (xiii) adverse impacts on our business and financial condition due to macroeconomic and geopolitical factors, such as inflation, rising interests, pandemics and geopolitical conflicts. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2022, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. Non-GAAP gross profit and subscription gross profit excludes stock-based compensation expenses and amortization of intangible assets as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income from operations excludes stock-based compensation expense, amortization of intangible assets and acquisition-related expense. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense and amortization of debt discount and issuance costs. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition-related expense, interest expense, net, other (income) expenses, net, and provision for income taxes. Reconciliation tables are provided in this press release.

SaaS ARR is defined as the annualized value of our SaaS revenue, which is derived by taking the SaaS portion of our recurring subscription revenue for the quarter, dividing it by the number of days in the quarter, and multiplying it by 365 to get an annualized number. SaaS Net Dollar Retention uses the same SaaS ARR calculations to measure the percentage change in SaaS ARR from customers that are in both the current period and the year-ago period. SaaS ARR that has been added from new customers that were not in the year-ago calculation is excluded from the SaaS Net Dollar Retention calculation. SaaS ARR and SaaS Net Dollar Retention should be viewed independently of revenue, deferred revenue, and remaining performance obligations, and are not intended to be a substitute for, or combined with, any of these items.

Free cash flow is defined as net cash provided by operating activities less cash used for purchase of property plant and equipment.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

# # #

Investor Relations Contact:

Carolyn Bass
Market Street Partners
investorrelations@modeln.com

Media Contact:

BLASTmedia
Press@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of September 30, 2022	As of September 30, 2021
Assets
Current assets
Cash and cash equivalents	$193,524	$165,467
Funds held for customers	603	316
Accounts receivable, net	49,121	43,185
Prepaid expenses	5,772	4,920
Other current assets	12,516	8,442
Total current assets	261,536	222,330
Property and equipment, net	1,838	1,907
Operating lease right-of-use assets	15,392	20,565
Goodwill	65,665	65,665
Intangible assets, net	37,362	45,394
Other assets	10,454	7,929
Total assets	$392,247	$363,790
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,820	$4,802
Customer funds payable	603	316
Accrued employee compensation	26,712	24,662
Accrued liabilities	6,860	4,719
Operating lease liabilities, current portion	4,651	4,529
Deferred revenue, current portion	62,282	57,431
Total current liabilities	106,928	96,459
Long-term liabilities
Long term debt	135,417	124,301
Operating lease liabilities, less current portion	12,142	17,229
Other long-term liabilities	3,139	2,283
Total long-term liabilities	150,698	143,813
Total liabilities	257,626	240,272
Stockholders’ equity
Common stock	6	5
Additional paid-in capital	421,473	380,528
Accumulated other comprehensive loss	(2,413)	(1,205)
Accumulated deficit	(284,445)	(255,810)
Total stockholders’ equity	134,621	123,518
Total liabilities and stockholders’ equity	$392,247	$363,790

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Revenues
Subscription	$42,881	$38,164	$159,766	$142,448
Professional services	15,290	13,317	59,398	50,997
Total revenues	58,171	51,481	219,164	193,445
Cost of revenues
Subscription	15,260	13,408	58,509	49,933
Professional services	10,351	9,297	38,611	36,715
Total cost of revenues	25,611	22,705	97,120	86,648
Gross profit	32,560	28,776	122,044	106,797
Operating expenses
Research and development	12,569	11,795	47,604	44,661
Sales and marketing	12,845	11,128	47,719	43,239
General and administrative	12,060	8,259	39,676	33,311
Total operating expenses	37,474	31,182	134,999	121,211
Loss from operations	(4,914)	(2,406)	(12,955)	(14,414)
Interest expense, net	3,344	3,699	14,763	14,344
Other expenses (income), net	(277)	35	(558)	210
Loss before income taxes	(7,981)	(6,140)	(27,160)	(28,968)
Provision for (benefit from) for income taxes	131	(71)	1,475	769
Net loss	$(8,112)	$(6,069)	$(28,635)	$(29,737)
Net loss per share:
Basic and diluted	$(0.22)	$(0.17)	$(0.78)	$(0.84)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	37,199	35,921	36,744	35,461

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(28,635)	$(29,737)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,991	7,972
Stock-based compensation	36,054	29,963
Amortization of debt discount and issuance costs	11,114	9,863
Deferred income taxes	389	95
Amortization of capitalized contract acquisition costs	4,349	3,114
Other non-cash charges	(797)	10
Changes in assets and liabilities, net of acquisition
Accounts receivable	(5,685)	(3,542)
Prepaid expenses and other assets	(7,108)	(4,224)
Accounts payable	1,049	1,695
Accrued employee compensation	2,946	1,933
Other current and long-term liabilities	(2,197)	(2,003)
Deferred revenue	4,817	4,451
Net cash provided by operating activities	25,287	19,590
Cash Flows from Investing Activities
Purchases of property and equipment	(993)	(1,055)
Acquisition of business	—	(57,849)
Net cash used in investing activities	(993)	(58,904)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	4,255	4,307
Net changes in customer funds payable	288	316
Net cash provided by financing activities	4,543	4,623
Effect of exchange rate changes on cash and cash equivalents	(493)	(17)
Net increase (decrease) in cash and cash equivalents	28,344	(34,708)
Cash and cash equivalents
Beginning of period	165,783	200,491
End of period	$194,127	$165,783

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(8,112)	$(6,069)	$(28,635)	$(29,737)
Reversal of non-GAAP items
Stock-based compensation expense	10,867	8,113	36,054	29,963
Depreciation and amortization	2,266	2,232	8,991	7,972
Acquisition-related expense	—	—	—	2,509
Interest expense, net	3,344	3,699	14,763	14,344
Other expenses (income), net	(277)	35	(558)	210
Provision for income taxes	131	(71)	1,475	769
Adjusted EBITDA	$8,219	$7,939	$32,090	$26,030

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$32,560	$28,776	$122,044	$106,797
Reversal of non-GAAP expenses
Stock-based compensation (a)	2,972	2,230	8,961	7,690
Amortization of intangible assets (b)	709	709	2,836	2,409
Non-GAAP gross profit	$36,241	$31,715	$133,841	$116,896
Non-GAAP gross margin	62.3%	61.6%	61.1%	60.4%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$27,621	$24,756	$101,257	$92,515
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,585	1114	4,888	3,658
Amortization of intangible assets (b)	709	709	2,836	2,409
Non-GAAP subscription gross profit	$29,915	$26,579	$108,981	$98,582
Non-GAAP subscription gross margin	69.8%	69.6%	68.2%	69.2%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$4,938	$4,020	$20,787	$14,282
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,387	1,116	$4,073	$4,032
Non-GAAP professional services gross profit	$6,325	$5,136	$24,860	$18,314
Non-GAAP professional services gross margin	41.4%	38.6%	41.9%	35.9%

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(4,914)	$(2,406)	$(12,955)	$(14,414)
Reversal of non-GAAP expenses
Stock-based compensation (a)	10,867	8,113	36,053	29,963
Amortization of intangible assets (b)	2,008	2,008	8,032	7,196
Acquisition-related expense (c)	—	—	—	2,509
Non-GAAP operating income	$7,961	$7,715	$31,130	$25,254

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(8,112)	$(6,069)	$(28,635)	$(29,737)
Reversal of non-GAAP expenses
Stock-based compensation (a)	10,867	8,113	36,053	29,963
Amortization of intangible assets (b)	2,008	2,008	8,032	7,196
Acquisition-related expense (c)	—	—	—	2,509
Amortization of debt discount and issuance costs (d)	2,904	2,577	11,114	9,863
Non-GAAP net income	$7,667	$6,629	$26,564	$19,794

Denominator
Reconciliation between GAAP net loss and non-GAAP net income per share
Shares used in computing GAAP net loss per share:
Basic	37,199	35,921	36,744	35,461
Diluted	37,199	35,921	36,744	35,461
Shares used in computing non-GAAP net income per share
Basic	37,199	35,921	36,744	35,461
Diluted	37,488	36,475	36,996	36,542
GAAP net loss per share
Basic and diluted	$(0.22)	$(0.17)	$(0.78)	$(0.84)
Non-GAAP net income per share
Basic	$0.21	$0.18	$0.72	$0.56
Diluted	$0.20	$0.18	$0.72	$0.54

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$709	$709	$2,836	$2,409
Total amortization of intangibles assets in cost of revenue (b)	709	709	2,836	2,409
Operating expenses
Sales and marketing	1,299	1,299	5,196	4,787
Total amortization of intangibles assets in operating expense (b)	1,299	1,299	5,196	4,787
Total amortization of intangibles assets (b)	$2,008	$2,008	$8,032	$7,196

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$1,585	$1,114	$4,888	$3,658
Professional services	1,387	1,116	4,073	4,032
Total stock-based compensation in cost of revenue (a)	2,972	2,230	8,961	7,690
Operating expenses
Research and development	2,039	1,531	6,655	6,051
Sales and marketing	2,467	1,930	8,136	7,541
General and administrative	3,389	2,422	12,301	8,681
Total stock-based compensation in operating expense (a)	7,895	5,883	27,092	22,273
Total stock-based compensation (a)	$10,867	$8,113	$36,053	$29,963

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021
Free cash flow
Net cash provided by operating activities	$7,954	$9,900	$25,287	$19,590
Purchases of property and equipment	$(507)	$(213)	$(993)	$(1,055)
Free cash flow	7,447	9,687	24,294	18,535

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Acquisition-related expense. Acquisition-related expense is incurred in connection with the acquisition and is non-recurring. As such, we believe that exclusion of these acquisition-related expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.